UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2024

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

Massachusetts	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On August 15, 2024, Vertex Pharmaceuticals Incorporated, a Massachusetts corporation ("Vertex"), and SNH Seaport LLC, a Delaware limited liability company, entered into amendments (the "Headquarters Lease Amendments") to Vertex's leases of 50 Northern Avenue, Boston, MA, dated May 5, 2011 (the "50 Northern Avenue Lease") and 11 Fan Pier Boulevard, Boston, MA, dated May 5, 2011 (together with the 50 Northern Avenue Lease, the "Headquarters Leases") pursuant to which Vertex leases a combined approximately 1.1 million square feet of office and laboratory space in two buildings. The Headquarters Lease Amendments extend the terms of the Headquarters Leases from December 2028 (subject to our option to extend the terms by ten years) until June 30, 2044, after which we have the option to extend for up to two additional ten-year periods.

The foregoing description of the Headquarters Lease Amendments is only a summary of the material terms of such amendments, does not purport to be complete, and is qualified in its entirety by such amendments, which will be filed with a subsequent Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: August 16, 2024	/s/ Jonathan Biller
Jonathan Biller
Executive Vice President, Chief Legal Officer